UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 15, 2015

(Date of Earliest Event Reported)

West Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-35846	47-0777362
(Commission File Number)	(I.R.S. Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska 68154

(Address of principal executive offices)

Registrant’s telephone number, including area code: (402) 963-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At West Corporation’s (the “Company’s”) 2015 Annual Meeting of Stockholders (“2015 Annual Meeting”) held on May 15, 2015, the stockholders of the Company: (i) elected the persons listed below to serve as directors of the Company for a three-year term; (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015; and (iii) on an advisory basis, voted in favor of the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement for the 2015 Annual Meeting. The final voting results for the matters voted upon at the 2015 Annual Meeting are as follows:

Proposal 1:	Election of Directors.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

Lee Adrean	78,631,711	1,179,121	189,768	1,904,405
Michael A. Huber	66,315,736	13,495,062	189,802	1,904,405
Soren L. Oberg	62,880,213	16,930,553	189,834	1,904,405

Proposal 2:	Ratification of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes

81,494,599	220,820	189,586	—

Proposal 3:	Advisory Vote to Approve Named Executive Officer Compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes

53,625,223	26,063,602	311,775	1,904,405

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION

Dated: May 20, 2015	By:	/s/ Jan D. Madsen
Jan D. Madsen
Chief Financial Officer